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Exhibit 23.4

CONSENT OF ROTH CAPITAL PARTNERS, LLC

        We hereby consent to (i) the use of our opinion letter dated February 27, 2012 to the Board of Directors of Neutron Energy, Inc. ("Neutron") included as Annex C to the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 (the "Registration Statement") of Uranium Resources, Inc. ("URI"), relating to the proposed business combination transaction between URI and Neutron, and (ii) the references to such opinion in such joint proxy statement/prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ ROTH CAPITAL PARTNERS, LLC ROTH CAPITAL PARTNERS, LLC Newport Beach, California May 11, 2012

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  Exhibit 23.4
CONSENT OF ROTH CAPITAL PARTNERS, LLC